As filed with the Securities and Exchange Commission on March 27, 1997.

                                                 Registration No.




                          SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.   20549
                                    __________
                                     FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    __________
                             TRICO MARINE SERVICES, INC.
              (Exact name of Registrant as specified in its charter)

                Delaware                               72-1252405
            (State or other                         (I.R.S. Employer
      jurisdiction of incorporation              Identification Number)
            or organization)

                                  610 Palm Avenue
                              Houma, Louisiana 70364
                         (Address, including zip code, of
                     Registrant's principal executive offices)

                  Trico Marine Services, Inc. 401(k) Retirement Plan
                              (Full title of the Plan)
                                    __________

                                  Victor M. Perez
                 Vice President, Chief Financial Officer and Treasurer
                            Trico Marine Services, Inc.
                         2401 Fountainview Drive, Suite 626
                               Houston, Texas  77057
                                  (713) 780-9926
               (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                                     Copy to:
                                 Margaret F. Murphy
             Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                              201 St. Charles Avenue
                        New Orleans, Louisiana 70170-5100
                                  (504) 581-8242

                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------  -------------

                              Amount            Proposed      Proposed Maximum     Amount of
Title of Securities            to be             Maximum         Aggregate        Registration
to be Registered            Registered(1)     Offering Price      Offering           Fee
                                               Per Share(2)       Price(2)
----------------------------------------------------------------------------------------------
Common Stock                 25,000 Shares       $ 45.25        $ 1,131,250         $342.80
(.01 par value per share)
Participation interests
in the Plan
----------------------------------------------------------------------------------------------

(1)Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of the Registration Statement involving the Common Stock of the Company,the number of shares thereof registered shall be automatically increased to cover the additional shares thereof in accordance with Rule 416(a) under the Securities Act of 1933.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the bid and asked price per share of the Common Stock on the NASDAQ System on March 20, 1997.

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.Incorporation of Documents by Reference.

   The following documents, which have been filed by Trico Marine Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

   (a) The Company's Annual Report on form 10-K for the year ended December 31, 1996.

   (b)   The  description  of the Common Stock of the Company  included  in
         Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 25, 1996, pursuant to Section 12(g) of the 1934 Act,including any amendment or report filed for the purpose of updating such description.

   All reports filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.Description of Securities.

       Not applicable.

Item 5.Interests of Named Experts and Counsel.

       Not applicable.

Item 6.Indemnification of Directors and Officers.

       Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. In addition, the Company's bylaws provide for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions
brought  against  them  for  negligence   or   misconduct  in  their  official
capacities.   The  Company  also has indemnity agreements  with  each  of  its directors and officers, which provide for indemnification of such directors. The Company has purchased insurance permitted by the Delaware General
Corporation Law on behalf of directors and officers, which may cover liabilities under the 1933 Act.

Item 7.Exemption From Registration Claimed.

       Not applicable.

Item 8.Exhibits.

       5.1 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

       5.2 Opinion of the Internal Revenue Service dated March 29, 1991 issued to First National Bank of Commerce as to acceptability of the form of the prototype Plan under Section 401 of the Internal Revenue Code.

        5.3 Opinion of the Internal Revenue Service dated June 17, 1993 issued to First National Bank of Commerce as to the acceptability of the form of an amendment to the prototype Plan under Section 401 of the Internal Revenue Code.

        23.1     Consent of Coopers & Lybrand L.L.P.

        23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre (included in Exhibit 5).

Item 9.Undertakings.

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed
in the Act and is, therefore,  unenforceable.   In  the event that a claim for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (d) At such time as the Internal Revenue Service will consider the issuance of a determination letter with respect to the Trico Marine Services, Inc. 401(k) Retirement Plan (the "Plan"), the registrant will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") for qualification under Section 401 of the Internal Revenue Code in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on March 19, 1997.

                                         TRICO MARINE SERVICES, INC.


                                          By:    /s/ Thomas E. Fairley
                                             ----------------------------------
                                                      Thomas E. Fairley,
                                                     Chairman of the Board,
                                                President and Chief Executive
                                                           Officer



                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas E. Fairley, Ronald O. Palmer and Victor M. Perez, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                Title                             Date
/s/ Thomas E. Fairley              Director, Chairman of the Board,          March 19, 1997
---------------------------     President and Chief Executive Officer
    Thomas E. Fairley               (Principal Executive Officer)


/s/ Ronald O. Palmer               Director, Executive Vice President        March 19, 1997
---------------------------
    Ronald O. Palmer


/s/ Victor M. Perez                  Vice President, Chief Financial         March 19, 1997
---------------------------          Officer and Treasurer (Principal
    Victor M. Perez                       Financial Officer)

/s/ Kenneth W. Bourgeois              Vice-President and Controller          March 19, 1997
---------------------------           (Principal Accounting Officer)
    Kenneth W. Bourgeois


/s/  Benjamin F. Bailar                         Director                     March 19, 1997
---------------------------
     Benjamin F. Bailar


/s/   H.K. Acord                                Director                     March 19, 1997
---------------------------
      H. K. Acord


/s/  Garth H. Greimann                          Director                     March 19, 1997
---------------------------
     Garth H. Greimann


/s/ Edward C. Hutcheson, Jr.                    Director                     March 19, 1997
---------------------------
    Edward C. Hutcheson, Jr.


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on March 19, 1997.


                                          TRICO MARINE SERVICES, INC.
                                          401(K) RETIREMENT PLAN

                                          /s/ Thomas E. Fairley
                                          ------------------------------
                                          By:  Thomas E. Fairley
                                          Title:  President, Chief Executive
                                                  Officer and Chairman of the
                                                  Board of Trico Marine
                                                  Services, Inc.